UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012 (July 17, 2012)

COMMUNITY FIRST, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, TN		38401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (931) 380-2265

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Community First, Inc. (the “Company”) on May 18, 2012, the Company intended to appoint, subject to receipt of required regulatory approvals, Jon Thompson, as Chief Financial Officer of the Company and its wholly owned bank subsidiary, Community First Bank & Trust (the “Bank”). The Bank was notified by the Federal Deposit Insurance Corporation (the “FDIC”) that the FDIC would not object to the appointment of Jon Thompson as Chief Financial Officer of the Bank. Accordingly, on July 17, 2012, the board of directors of the Bank appointed Mr. Thompson as Vice President and Chief Financial Officer of the Bank effective immediately.

The Company sought similar no objection from the Federal Reserve Bank of Atlanta (the “FRB Atlanta”) for the appointment of Mr. Thompson as Chief Financial Officer of the Company. The FRB Atlanta has notified the Company that it would not object to a provisional appointment of Mr. Thompson as the Interim Chief Financial Officer of the Company while the FRB-Atlanta completed its review of the Company’s request to appoint Mr. Thompson as Chief Financial Officer. Accordingly, the board of directors of the Company has appointed Mr. Thompson as Interim Vice President and Chief Financial Officer of the Company. Upon receipt of final confirmation from the FRB Atlanta that it does not object to Mr. Thompson’s permanent appointment as Chief Financial Officer of the Company, Mr. Thompson will become the Vice President and Chief Financial Officer of the Company.

Mr. Thompson, age 31, has served as the Assistant Vice President and Controller of the Bank since August 2008. Prior to joining the Bank, Mr. Thompson served as a senior staff member of Crowe Chizek and Company, LLC, an independent registered public accounting firm, from January 2005 through August 2008.

Mr. Thompson does not have an employment agreement with the Bank and will serve at the discretion of the board of directors of the Bank. He shall receive a base salary of $110,000 per annum. He is not currently a party to any other material plan, contract or arrangement with the Bank or with the Company. Prior to his appointment as the Bank’s Chief Financial Officer, Mr. Thompson had been party to a bonus and retention agreement with the Bank. Pursuant to that agreement, Mr. Thompson had been paid a bonus on May 31, 2011 and was scheduled to receive an additional bonus payment on November 10, 2013. This bonus and retention agreement was terminated on May 18, 2012. Mr. Thompson has neither familial relationships nor related party transactions with the Bank or with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K (17 CFR 229.401(d) and 229.404(a)) in connection with his appointment described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.

By:	/s/ Louis E. Holloway
Name: Louis E. Holloway
Title: President and Chief Executive Officer

Date: July 23, 2012